THIRTEENTH AMENDMENT TO
                      GENERAL CREDIT AND SECURITY AGREEMENT

         THIS AGREEMENT, dated and effective as of January 23, 2003, between SPECTRUM Commercial Services Company, a Minnesota Corporation, having its mailing address and principal place of business at Two Appletree Square, Suite 415, Bloomington, Minnesota 55425 (herein called "Lender" or "SCS"), and Appliance Recycling Centers of America, Inc., a Minnesota corporation, having the mailing address and principal place of business at 7400 Excelsior Boulevard, Minneapolis, MN 55426, (herein called "Borrower"), amends that certain General Credit and Security Agreement dated August 30, 1996, ("Credit Agreement") as amended. Where the provisions of this Agreement conflict with the Credit Agreement, the intent of this Agreement shall control.

1. The definition of "Borrowing Base" appearing in Paragraph 2 is amended in its entirety to read as follows:

                  "Borrowing Base" shall mean the sum of (i) Eighty percent (80%) of the net amount of Eligible Receivables or such greater or lesser percentage as Lender, in its sole discretion, shall deem appropriate, plus (ii) the lesser of
                  (x) Two Hundred Fifty Thousand and No/100ths Dollars ($250,000) or (y) Twenty Five percent (25%) of the net amount of Eligible Inventory (excluding Eligible Whirlpool Inventory and Eligible Scratch and Dent Inventory), or such greater or lesser dollars and/or percentage as Lender, in its sole discretion, shall deem appropriate, plus (iii) the lesser of
                  (x) Three Million and No/100ths Dollars ($3,000,000) or (y) Fifty percent (50%) of the net amount of Eligible Scratch and Dent Inventory, or such greater or lesser dollars and/or percentage as Lender, in its sole discretion, shall deem appropriate, plus (iv) the lesser of (x) Four Million and No/100ths Dollars ($4,000,000) or (y) Eighty percent (80%) of the net amount of Eligible Whirlpool Inventory, or such greater or lesser dollars and/or percentage as Lender, in its sole discretion, shall deem appropriate, provided however, that notwithstanding the dollar limits contained in subsections (ii) - (iv) above, that the total aggregate amount available under subsections (ii) - (iv) shall in no event exceed Six Million and No/100ths Dollars ($6,000,000), or such greater or lesser dollars as Lender, in its sole discretion, shall deem appropriate.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPECTRUM COMMERCIAL SERVICES                APPLIANCE RECYCLING CENTERS
COMPANY                                     OF AMERICA, INC.

By /s/Steven I. Lowenthal                   By /s/Edward R. Cameron
  ----------------------------                 ---------------------------------
Steven I. Lowenthal, Principal
                                               Its President
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